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                                                                     Exhibit 5.1

                                  April 7, 2005



Consumer Portfolio Services, Inc.
16355 Laguna Canyon Road
Irvine, California  92618

         Re: Registration Statement on Form S-2 (No. 333-121913) Renewable Unsecured Subordinated Notes

Gentlemen:

         We are acting as special counsel for Consumer Portfolio Services, Inc., a California corporation (the "Company") in connection with a public offering of up to $100,000,000 aggregate principal amount of its Renewable Unsecured Subordinated Notes (the "Notes"), to be issued under an indenture (the "Indenture") to be entered into between the Company and Wells Fargo Bank, National Association (the "Trustee").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

         (i) the Registration Statement of the Company on Form S-2 relating to the Notes, filed with the Securities and Exchange Commission (the "Commission") on January 7, 2005 under the Securities Act, as amended by Amendment No. 1 to be filed with the commission on or about April 7, 2005 (such Registration Statement, as amended, the "Registration Statement");

         (ii) the Distribution and Management Agreement to be entered into between the Company and Sumner Harrington, Ltd. (the "Servicing Agent"), filed as an exhibit to the Registration Statement (the "Distribution and Management Agreement");

         (iii) the Indenture filed as an exhibit to the Registration Statement;

         (iv) the Form T-1 of the Trustee files as an exhibit to the Registration Statement;

         (v) the Articles of Incorporation of the Company, as presently in effect, incorporated by reference in the Registration Statement;

         (v) certain resolutions adopted by the Board of Directors of the Company relating to the Notes (the "Resolutions"); and

         (vi) the form of the Notes.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by the parties thereto, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have also assumed that (i) the execution and delivery of the agreements referred to herein, and the performance of the obligations of the parties thereto under such agreements, do not and will not conflict with, contravene, violate or constitute a default under (a) the charter or by-laws or

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Consumer Portfolio Services, Inc.
April 7, 2005
Page 2


other organizational documents of any such party, (b) any lease, indenture, instrument or other agreement to which any party to such agreements or its property is subject, (c) any law, rule or regulation to which any party to such agreements is subject or (d) any judicial or administrative order or decree of any governmental authority, and (ii) no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution or delivery of any of such agreements or the performance of any obligations thereunder or the consummation of any transactions contemplated thereby. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the Bar in the State of New York and we do not express any opinion as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) the Indenture and the Distribution and Management Agreement have been duly executed and delivered; and (iii) the Notes shall have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Holders as contemplated by the Distribution and Management Agreement, then the issuance and sale of the Notes will have been duly authorized, and the Notes will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect, relating to creditors' rights generally, and (2) general principles of equity (regardless of whether enforceability is considered a proceeding at law or in equity).

         Our opinion above with respect to the enforceability of the New York choice of law provisions set forth in the Notes is rendered solely in reliance upon New York General Obligations Law ss.5-1401 and in that regard we express no opinion as to the effect on said opinion of any provisions contained in the Note that purports to require the disregard of conflicts of law principles.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /S/ ANDREWS KURTH LLP
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                                ANDREWS KURTH LLP